SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                     FORM 8-K

                                  CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                  Date of Report

                                  July 28, 1995



                              COMPUDYNE CORPORATION
              (Exact name of registrant as specified in its charter)


                                   PENNSYLVANIA
                  (State or other jurisdiction of incorporation)



       1-4245                                              23-1408659

(Commission File Number)                         (IRS Employer Identification
No.)



      90 State House Square
        Hartford, Connecticut
06103-3720
(Address of principal executive office)                                 (Zip
Code)




                Registrant's telephone number, including area code
                                  (203) 247-7611
ITEM 5. OTHER EVENTS

On July 25, 1995, the Board of Directors of CompuDyne Corporation approved in principle the acquisition of MicroAssembly Systems, Inc. It is contemplated that CompuDyne will issue
1,260,460 shares of a newly created class of convertible preferred stock to the shareholders of
MicroAssembly, convertible share for share into CompuDyne Common Stock.

The shareholders of MicroAssembly have also agreed to purchase a ten-year $400,000 convertible debenture from CompuDyne. the debenture will be convertible into CompuDyne Common Stock.
The funds from the sale of the debenture will be used for working capital purposes at
CompuDyne.

It is also expected that CompuDyne will sell its Suntec division to Norman Silberdick, Chairman and Chief Executive Officer of CompuDyne, who will resign those positions coincident with the signing of a definitive acquisition agreement. Martin Roenigk, Chairman of MicroAssembly, will be appointed by the Board of Directors of CompuDyne to succeed Silberdick as Chairman and
CEO of CompuDyne. The number of directors on the CompuDyne Board will remain unchanged, but Roenigk will have the right to appoint the majority of itsw members to service until the next annual meeting of shareholders. Under the anticipated terms of the Suntec sale agreement, it is expected that CompuDyne will retain a 2% royalty on Suntec's future revenues.

The acquisition and financing is expected to be completed by the end of August 1995.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     COMPUDYNE CORPORATION


Date:  July 28, 1995  By:/s/ Norman Silberdick
     Norman Silberdick
     President and Chief Executive Officer